                                                                      EXHIBIT 23


INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in Registration Statements No. 333-41961, No. 333-33576 and No. 333-56950 of AmSurg Corp. on Form S-8 of our
report dated February 19, 2001 (except for Note 13, as to which the date is March 6, 2001), included in the Annual Report on Form 10-K of AmSurg Corp. for the year ended December 31, 2000, and of our report dated February 19, 2001 relating to the financial statement schedule appearing in the Annual Report on Form 10-K of AmSurg Corp. for the year ended December 31, 2000.


DELOITTE & TOUCHE LLP


Nashville, Tennessee
March 14, 2001